UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 18, 2013

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of the commencement of the Annual Meeting of Shareholders of Unitil Corporation (the “Company”) on April 18, 2013, Michael J. Dalton retired from the Company’s Board of Directors. Mr. Dalton did not stand for re-election to the Company’s Board of Directors at the annual meeting because Mr. Dalton had reached age 72 and the Company has a mandatory retirement age policy under which a director cannot stand for re-election to the Company’s Board of Directors after reaching age 72.

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 18, 2013, the Company held its Annual Meeting of Shareholders at its offices in Hampton, NH. As of the record date for the meeting, the Company had 13,803,494 shares of common stock issued and outstanding and entitled to vote at the meeting. Of these shares, 11,951,435 were present in person or represented by proxy at the meeting, which constituted a quorum for the transaction of business at the meeting. At the meeting, the Company’s shareholders voted:

1. To elect four directors of the Company nominated by the Company’s Board of Directors, each to serve a three-year term. The final vote was as follows:

	No. of Shares
	For	Withheld	Broker Non Vote

Lisa Crutchfield	7,943,032.03	82,091.87	3,926,311.00

Edward F. Godfrey	7,499,474.85	525,649.05	3,926,311.00

Eben S. Moulton	7,758,993.06	266,130.84	3,926,311.00

David A. Whiteley	7,958,919.07	66,204.84	3,926,311.00

2. To ratify the selection of McGladrey LLP as the Company’s independent registered public accounting firm for 2013.The final vote was as follows:

No. of Shares
For	Against	Abstain	Broker Non Vote
11,824,985.47	64,425.74	62,023.69	0.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date:	April 23, 2013